EXHIBIT 99.1

Diedrich Coffee Announces Retirement of Richard Spencer

from the Company’s Board of Directors

Irvine, California, May 9, 2007 – Diedrich Coffee, Inc. (Nasdaq: DDRX) today announced that Richard S. Spencer, III retired from the Company’s board of directors as of May 8, 2007. Mr. Spencer 53 had served on the Company’s board of directors since 2001. “Richard has been an excellent and engaged board member whose service has benefited the Company immensely.We wish him the very best,” said Paul C. Heeschen, Chairman of the board of directors. Following Spencer’s departure, the board of directors will consist of Paul C. Heeschen, Greg Palmer, J. Russell Phillips and Timothy J. Ryan.

About Diedrich Coffee

With headquarters in Irvine, California, Diedrich Coffee specializes in sourcing, roasting and selling the world’s highest quality coffees. The Company’s three brands are Diedrich Coffee, Gloria Jean’s Coffees and Coffee People. As of April 4, 2007, the Company’s 154 retail outlets, the majority of which are franchised, are located in 31 states. Diedrich Coffee also sells its coffees through more than 800 wholesale accounts, including office coffee service distributors, restaurants and specialty retailers, and via the Company’s web stores. For more information about Diedrich Coffee, call 800/354-5282, or visit the Company’s web sites at www.diedrich.com, www.gloriajeans.com, or www.coffeepeople.com.

Forward Looking Statements

Statements in this news release that relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor. Actual results and financial position could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, the financial and operating performance of the Company’s retail operations, the Company’s ability to maintain profitability over time, the successful execution of the Company’s growth strategies, franchisee’s adherence to the Company’s practices, policies and procedures, the impact of competition, the availability of working capital, and other risks and uncertainties described in detail under “Risk Factors and Trends Affecting Diedrich Coffee and its Business” in the Company’s annual report on Form 10-K for the fiscal year ended June 28, 2006 and subsequently filed quarterly reports on Form 10-Q.

Information Contact:

Sean McCarthy

Chief Financial Officer

(949) 260-6734